                                                UNITED STATES
                                     SECURITIES AND EXCHANGE COMMISSION
                                           WASHINGTON, D.C. 20549
                               -----------------------------------------------

                                                  FORM 8-K

                                               CURRENT REPORT
                                     PURSUANT TO SECTION 13 OR 15(d) OF
                                     THE SECURITIES EXCHANGE ACT OF 1934

                        Date of Report (Date of earliest event reported): May 3, 2007

                                         The Phoenix Companies, Inc.
-------------------------------------------------------------------------------------------------------------
                           (Exact name of registrant as specified in its charter)

     Delaware                                    001-16517                                 06-1599088
-------------------                     --------------------------               -------------------------
(State or other jurisdiction             (Commission File Number)                            (IRS Employer
   of incorporation)                                                                   Identification No.)

         One American Row, Hartford, CT                                                      06102 -5056
--------------------------------------------------------------                        --------------------
       (Address of Principal Executive Offices)                                               (Zip Code)

Registrant's telephone number, including area code:                                       (860) 403-5000
                                                                                   -----------------------

                                               NOT APPLICABLE
          -----------------------------------------------------------------------------------------
                        (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02         Results of Operations and Financial Condition.

On May 3, 2007, The Phoenix Companies, Inc. issued a press release announcing its financial results for the quarter ended March 31, 2007.  This release is furnished as Exhibit 99.1 hereto, and is incorporated herein by reference.

Item 9.01         Financial Statements and Exhibits.

(a)      Not applicable
(b)      Not applicable
(c)      Not applicable
(d)      Exhibits

         The following exhibit is furnished herewith:

         99.1   News release of The Phoenix Companies, Inc. dated May 3, 2007.

                                                 SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                     THE PHOENIX COMPANIES, INC.

Date:  May 3, 2007                                   By:    /s/ Katherine P. Cody
                                                            ------------------------------------------------
                                                            Name: Katherine P. Cody
                                                            Title:  Senior Vice President and Chief
                                                                     Accounting Officer

                                                                                                   EXHIBIT 99.1
N E W S   R E L E A S E                                                                               [logo]
                                                                                                    PHOENIXSM

                                                                                         One American Row
          For Immediate Release                                                          PO Box 5056
                                                                                         Hartford CT 06102-5056
                                                                                         www.phoenixwm.com

Contacts:
Media Relations                                                 Investor Relations
Alice S. Ericson, 860-403-5946                                  Peter A. Hofmann, 860-403-7100
Alice.ericson@phoenixwm.com                                     Pnx.ir@phoenixwm.com

                        The Phoenix Companies, Inc. First Quarter 2007 Earnings

Hartford, Ct, May 3, 2007 - The Phoenix Companies, Inc. (NYSE: PNX) today reported earnings for the first quarter of 2007.

FIRST QUARTER 2007 HIGHLIGHTS

•    Net income was $50.6 million, or $0.44 per diluted share, compared with $1.7 million, or $0.02 per diluted share in the first quarter of 2006. The prior year period included a non-cash impairment charge of $20.1 million, after tax, without which earnings per diluted share would have been $0.21.
•    Total operating income was $38.2 million, or $0.33 per diluted share, compared with a total operating loss of $6.2 million, or $0.06 per share, in the first quarter of 2006.
•    Life and Annuity pre-tax operating income rose 64 percent to $62.9 million, from $38.3 million in the first quarter of 2006.
•    Asset Management earnings before interest, taxes, depreciation and amortization (EBITDA) rose 31 percent to $8.4 million, from $6.4 million in the first quarter of 2006. The segment had pre-tax operating income of $0.6 million, compared with a pre-tax loss of $34.6 million in the 2006 first quarter, which included a
     $32.5 million effect from the impairment.

     Total operating income, total operating income per share, pre-tax operating income, and EBITDA, among other measures presented below, are non-GAAP financial measures that are presented in a manner consistent with the way management evaluates operating results, and which management believes is useful to investors. An explanation regarding the company’s use of non-GAAP financial measures and a reconciliation of non-GAAP financial measures used by the company to GAAP measures is provided in the tables at the end of this release.

                                                -more-

The Phoenix Companies, Inc. ... 2

   FIRST QUARTER 2007 RESULTS

   EARNINGS SUMMARY                                                   FIRST          FIRST
   ($ IN MILLIONS EXCEPT PER SHARE DATA)                             QUARTER        QUARTER
                                                                       2007           2006           CHANGE
                                                                  -------------   -------------   -------------
   Life and Annuity Operating Income                                   $62.9           $38.3           $24.6
   Asset Management Operating Income (Loss)                              0.6           (34.6)           35.2
   Corporate and Other Loss                                             (8.0)          (17.4)            9.4
                                                                  -------------   -------------   -------------
   Total Operating Income (Loss), Before Income Taxes                   55.5           (13.7)           69.2
   Applicable Income Taxes                                              17.3            (7.5)           24.8
                                                                  -------------   -------------   -------------
   Total Operating Income (Loss)                                        38.2            (6.2)           44.4
   Realized Investment Gains, Net                                       12.4            10.4             2.0
   Restructuring Costs and Other Items, Net                             --              (2.5)            2.5
                                                                  -------------   -------------   -------------
   Net Income                                                          $50.6            $1.7           $48.9
                                                                  =============   =============   =============

   Earnings Per Share Summary
   Net Income Per Share
       Basic                                                           $0.44           $0.02           $0.42
       Diluted                                                         $0.44           $0.02           $0.42
   Total Operating Income (Loss) Per Share
        Basic                                                          $0.34          $(0.06)          $0.40
        Diluted                                                        $0.33          $(0.06)          $0.39
   Weighted Average Shares Outstanding (In Millions)
       Basic                                                           113.8           103.6
       Diluted                                                         115.1           106.2

         “This quarter provides a strong start to the year for both top and bottom line growth and continues the favorable results of last year’s second half. Operating income more than doubled from a year ago, even excluding last year’s Asset Management impairment. Our Life operation remains the principal earnings driver, but both Annuities and Asset Management also improved. We are progressing well in key areas such as product performance, sales and distribution expansion - all leading indicators for continued earnings growth,” said Dona D. Young, chairman, president and chief executive officer.
         “Life and Annuity earnings in the quarter reflected the strength of our three fundamentals - solid mortality and persistency and excellent investment performance. We are also reaping the earnings benefit of meaningful growth in our inforce block of life business over the last several years. Life insurance sales were slightly ahead of our expectations, and growth in annuity sales reflected our deeper penetration of existing distribution relationships and expansion into new ones,” Mrs. Young said.
         “Asset Management EBITDA rose in the quarter, even after absorbing higher up-front distribution costs associated with very strong mutual fund sales. We had substantial positive net flows in the quarter, the result of our improved product performance,” she said.

                                                -more-

The Phoenix Companies, Inc. ... 3

     SUMMARY OF SEGMENT RESULTS

     Phoenix has two reportable operating segments, “Life and Annuity” and “Asset Management.” Businesses
that are not sufficiently material to warrant separate disclosure as well as interest expense on indebtedness are included in “Corporate and Other.”

   Life and Annuity

   First Quarter 2007 Summary                                         First           First
   ($ in Millions)                                                   Quarter         Quarter
                                                                      2007             2006          Change
                                                                  -------------   -------------   -------------
   Life Insurance Operating Income (pre-tax)                           $56.0           $32.6           $23.4
   Annuity Operating Income (pre-tax)                                    6.9             5.7             1.2
                                                                  -------------   -------------   -------------
   Life and Annuity Operating Income (pre-tax)                         $62.9           $38.3           $24.6
                                                                  =============   =============   =============

   Life Insurance Sales (Annualized + Single Premium)                  $62.3          $110.9          $(48.6)
   Total Private Placement Deposits (Life Insurance and Annuity)       $65.6           $11.9           $53.7
   Annuity Deposits                                                   $132.5           $92.2           $40.3
   Annuity Net Withdrawals                                           $(101.5)        $(253.6)         $152.1

•    Life and Annuity pre-tax operating income for the quarter rose 64 percent, reflecting growth in inforce business, solid persistency and mortality, and excellent investment performance.
•    Total life insurance sales (annualized and single premium) of $62.3 million and annualized premium of
     $52.1 million were slightly ahead of the company’s expectations and lower than in the first quarter of
     2006, which was unusually strong. Combined universal life and variable universal life insurance inforce rose 9 percent, year-over-year.
•    Annuity deposits rose 44 percent from the prior year period, reflecting the company’s expanded distribution reach and broader product offerings. Net outflows in annuities declined to $101.5 million from $253.6 million.
•    Life insurance sales and annuity deposits exclude private placement deposits. Total private placement life and annuity deposits were $65.6 million in the first quarter of 2007, compared with $11.9 million in the prior year period. Deposits from private placement sales can vary widely because they involve fewer, but significantly larger, cases.

     Asset Management

   First Quarter 2007 Summary                                          First          First
   ($ in Millions)                                                    Quarter        Quarter
                                                                       2007            2006          Change
                                                                  -------------   -------------   -------------
   Asset Management EBITDA                                              $8.4            $6.4            $2.0
   Asset Management Operating Income (Loss) (pre-tax)                   $0.6          $(34.6)          $35.2

   Asset Management Inflows                                         $3,232.4        $1,557.9        $1,674.5
   Asset Management Net Flows                                         $810.2       $(1,666.3)       $2,476.5

   Assets Under Management (end of period)                         $45,717.1       $37,130.3        $8,586.8

                                                -more-

The Phoenix Companies, Inc. ... 4

•    Asset Management pre-tax operating income improved considerably from the prior year period, which included a $32.5 million non-cash identified intangible impairment.
•    EBITDA rose 31 percent from the prior year period due to higher revenues, partially offset by higher sales-related expenses resulting from strong mutual fund sales in the quarter.
•    Net flows of $810.2 million in the first quarter of 2007 reflect record mutual fund sales of $1.2 billion, a $1.5 billion CDO issuance, and much lower redemptions in managed accounts and institutional.
•    Assets under management (AUM) increased 23 percent over the prior year period, due to the addition of the
     Insight Funds in the second quarter of 2006, positive net flows over the last three quarters, and positive market performance.
•    Relative investment performance improved significantly over the prior year period, with 66 percent of AUM outperforming their respective benchmarks for the five-year period ended March 31, 2007, compared with 56 percent a year ago. In addition, 66 and 70 percent of AUM outperformed their one- and three-year benchmarks, compared with 50 and 41 percent, respectively, in the prior year period.
•    Pre-tax operating margin, before intangible amortization, was 14.4 percent for the quarter, compared with
     11.6 percent in the first quarter of 2006. The increase is due to higher revenues, partially offset by higher sales-related expenses.

Corporate and Other
     Corporate and Other had a pre-tax loss of $8.0 million in the first quarter of 2007, compared with a
$17.4 million pre-tax loss in the prior year period. The result reflects higher investment income from the investment of equity units proceeds, lower interest expense from the paydown of debt, and lower corporate expenses. It also reflects a favorable $2.0 million adjustment ($1.4 million after tax) related to an over-
accrual of interest in prior years.

FIRST QUARTER 2007 STATUTORY RESULTS FOR PHOENIX LIFE INSURANCE COMPANY
•    Statutory surplus and asset valuation reserve grew 1 percent from the first quarter of 2006 to $1.2 billion at March 31, 2007. During the last three quarters of 2006, the company paid approximately $138 million, or 10 percent of surplus, in dividends to the holding company, to repay debt and as a discretionary pension contribution.
•    Risk-based capital continued to improve from year-end and was well in excess of 400 percent at the end of the first quarter.
•    Statutory net gain from operations was $42.2 million, compared with $16.9 million in the first quarter of 2006.

                                                -more-

The Phoenix Companies, Inc. ... 5

NET REALIZED INVESTMENT GAINS
     First quarter of 2007 net realized investment gains, after tax, were $12.2 million, compared with $11.4 million, after tax, in the first quarter of 2006, excluding CDOs consolidated under FIN 46-R. The 2007 quarter includes:
•    An after-tax realized gain of $8.9 million from the final Lombard International Assurance S.A. earnout distribution, compared with a $6.5 million after-tax gain from Lombard included in the first quarter of
     2006.
•    Net impairments of $0.1 million after offsets for taxes, DAC, and the policyholder dividend obligation, and gross credit impairments of $1.1 million. The first quarter of 2006 had net impairments of $0.5 million and gross credit impairments of $0.9 million.
•    Recognition of realized gains of $2.7 million associated primarily with the sale of a subsidiary in 1999.
     These gains were previously recorded as unrealized gains in accumulated other comprehensive income.

CONFERENCE CALL
     The Phoenix Companies, Inc. will host a conference call today at noon Eastern time to discuss Phoenix’s first quarter 2007 financial results. The conference call will be broadcast live over the Internet at
www.phoenixwm.com in the Investor Relations section. The call can also be accessed by telephone at 973-582-2700
(conference ID #8589461). A replay of the call will be available through May 17, 2007 by telephone at
973-341-3080 (pin code #8589461) and in the Investor Relations section of Phoenix’s Web site.

ABOUT PHOENIX
     With roots dating to 1851, The Phoenix Companies, Inc. (NYSE: PNX) helps individuals and institutions solve their often highly complex personal financial and business planning needs through its broad array of life insurance, annuities and investments. In 2006, Phoenix had annual revenues of $2.6 billion and total assets of
$29.0 billion. More detailed financial information can be found in Phoenix’s financial supplement for the first quarter of 2007, which is available on Phoenix’s Web site, www.phoenixwm.com in the Investor Relations section.

                                                -more-

The Phoenix Companies, Inc. ... 6

FORWARD-LOOKING STATEMENTS
     This press release may contain forward-looking statements within the meaning of the Private Securities
Litigation Reform Act of 1995 which, by their nature, are subject to risks and uncertainties. We intend for these forward-looking statements to be covered by the safe harbor provisions of the federal securities laws relating to forward-looking statements. These include statements relating to trends in, or representing management’s beliefs about, our future strategies, operations and financial results, as well as other statements including words such as “anticipate”, “believe,” “plan,” “estimate,” “expect,” “intend,” “may,”
“should” and other similar expressions. Forward-looking statements are made based upon our current expectations and beliefs concerning trends and future developments and their potential effects on the company. They are not guarantees of future performance. Actual results may differ materially from those suggested by forward-looking statements as a result of risks and uncertainties which include, among others: (i) movements in the equity markets and interest rates that affect our investment results, the fees we earn from our assets under management, the demand for our variable products and our pension funding obligations; (ii) the possibility that mortality rates or persistency may differ significantly from our pricing expectations; (iii) the availability, pricing and adequacy of reinsurance coverage generally and the inability or unwillingness of our reinsurers to meet their obligations to us specifically; (iv) our dependence on non-affiliated distributors for our product sales, (v) downgrades in the financial strength ratings of our subsidiaries or in our credit ratings; (vi) our dependence on third parties to maintain critical business and administrative functions; (vii) the ability of independent trustees of our mutual funds and closed-end funds, intermediary program sponsors, managed account clients and institutional asset management clients to terminate their relationships with us; (viii) our ability to attract and retain key personnel in a competitive environment; (ix) the poor relative investment performance of some of our equity management strategies and the resulting outflows in our assets under management; (x) the possibility that the goodwill or intangible assets associated with our asset management business could become impaired, requiring a charge to earnings; (xi) heightened competition, including with respect to pricing, entry of new competitors and the development of new products and services by new and existing competitors; (xii) our primary reliance, as a holding company, on dividends and other payments from its subsidiaries to meet debt payment obligations, particularly since our insurance subsidiaries' ability to pay dividends is subject to regulatory restrictions; (xiii) the potential need to fund deficiencies in our closed block; (xiv) legislative, regulatory, accounting or tax developments that may affect us directly, or indirectly through the cost of, or demand for, our products or services; (xv) legal or regulatory actions; and (xvi) other risks and uncertainties described herein or in any of our filings with the SEC. We undertake no obligation to update or revise publicly any forward-looking statement, whether as a result of new information, future events or otherwise.

                                                -more-

The Phoenix Companies Inc....7

Financial Highlights
Three Months Ended March 31, 2007 and 2006
(Unaudited)

                                                                                   Three Months
                                                                 ----------------------------------------------
                                                                         2007                     2006
                                                                 ----------------------   ---------------------

Income Statement Summary ($ in millions)

Revenues                                                           $            663.4       $           638.3

Total Operating Income (1)                                                        38.2                    (6.2)

Net Income                                                         $             50.6       $             1.7

--------------------------------------------------------------

Earnings Per Share

Weighted Average Shares Outstanding (in thousands)
  Basic                                                                       113,836                 103,645
  Diluted                                                                     115,093                 106,176
                                                                 ======================   =====================

Total Operating Income Per Share (1)
  Basic                                                            $             0.34       $          (0.06)
  Diluted                                                          $             0.33       $          (0.06)
                                                                 ======================   =====================

Net Income Per Share
  Basic                                                            $             0.44       $            0.02
  Diluted                                                          $             0.44       $            0.02
                                                                 ======================   =====================
--------------------------------------------------------------

Balance Sheet Summary                                                    March                  December
 ($ in millions, except share and per share data)                        2007                     2006
                                                                 ----------------------   ---------------------

Invested Assets (2)                                                 $         16,048.2       $        16,107.8
Separate Account Assets                                                       9,679.6                 9,458.6
Total Assets                                                                 29,191.5                29,012.4
Indebtedness                                                                    627.7                   685.4
Total Stockholders’ Equity                                         $          2,288.8       $         2,236.1
Average Equity, excluding Accumulated OCI,
  FIN 46-R and Discontinued operations (3)                          $          2,358.8       $         2,251.8

Average Tangible Common Equity, excluding
  Accumulated OCI, FIN 46-R, Discontinued
  operations and Goodwill and Intangible
  Assets (4)                                                        $          1,655.5       $         1,529.2

Common Shares outstanding (in thousands)                                      114,059                 113,688
                                                                 ----------------------   ---------------------

Book Value Per Share                                               $            20.07       $           19.67
Book Value Per Share, excluding Accumulated
  OCI and FIN 46-R                                                              21.19                   20.80

Third Party Assets Under Management                                $         45,717.1       $        44,962.8

(1) In managing our business, we analyze our performance on the basis of “operating income” which does not equate to net income as determined in accordance with GAAP. Rather, it is the measure of profit or loss used by our management to evaluate performance, allocate resources and manage our operations. We believe that operating income, and measures that are derived from or incorporate operating income, are appropriate measures that are useful to investors as well, because they identify the earnings of, and underlying profitability factors affecting, the ongoing operations of our business. Operating income is calculated by excluding realized investment gains (losses) and certain other items because we do not consider them to be related to our operating performance. The size and timing of realized investment gains (losses) are often subject to our discretion. Certain other items are also excluded from operating income if, in our opinion, they are not indicative of overall operating trends. The criteria used to identify an item that will be excluded from operating income include: whether the item is infrequent and is material to our income; or whether it results from a change in regulatory requirements, or relates to other unusual circumstances. Items excluded from operating income may vary from period to period. Because these items are excluded based on our discretion, inconsistencies in the application of our selection criteria may exist. Some of these items may be significant components of net income in accordance with GAAP. Accordingly, operating income, and other measures that are derived from or incorporate operating income, are not substitutes for net income, or measures that are derived from or incorporate net income, determined in accordance with GAAP and may be different from similarly titled measures of other companies.

Within our Asset Management segment, we also consider earnings before interest, taxes, depreciation and amortization (“EBITDA”). Our management believes EBITDA provides additional perspective on the operating efficiency and profitability of the Asset Management segment. EBITDA represents pre-tax operating income before depreciation and amortization of goodwill and intangibles.

A reconciliation of net income to operating income and EBITDA is set forth in the tables at the end of this release.

(2) Invested assets equal total investments plus cash and equivalents less debt and equity securities pledged as collateral.

(3) Average equity is used for calculating total operating return on equity (“ROE”), and represents the average of the monthly average of equity, excluding accumulated OCI, the effects of FIN 46-R, and the equity of discontinued operations. ROE is an internal performance measure used in the management of our operations, including our compensation plans and planning processes. Our management believes that this measure provides investors with a useful metric to assess our performance and the effectiveness of our use of historic capital.
ROE is calculated by dividing (i) total operating income, by (ii) average equity, excluding accumulated OCI,
FIN 46-R and discontinued operations.

(4) Tangible equity is used for calculating total operating return on tangible equity (“return on tangible equity”), and represents the average of the monthly average of equity, excluding accumulated OCI, the effects of FIN 46-R, the equity of discontinued operations and the carrying value of goodwill and intangible assets.
Return on tangible equity is an internal performance measure used in the evaluation of our operations. Our management believes that this measure provides investors with a useful metric to assess our performance and the effectiveness of our use of current capital. Return on tangible equity is calculated by dividing (i) total operating income, by (ii) average equity, excluding accumulated OCI, FIN 46-R, discontinued operations and the carrying value of goodwill and intangible assets.

                                                  - more -

The Phoenix Companies Inc...8

Consolidated Balance Sheet
March 31, 2007 (Unaudited, Preliminary) and December 31, 2006
(in millions, except share data)

                                                                        March 31,              December 31,
                                                                          2007                    2006
                                                                 ----------------------   ---------------------
ASSETS:
Available-for-sale debt securities, at fair value                  $         12,667.1       $        12,696.8
Available-for-sale equity securities, at fair value                             191.7                   187.1
Mortgage loans, at unpaid principal balances                                     18.5                    71.9
Venture capital partnerships, at equity in net assets                           141.2                   116.8
Policy loans, at unpaid principal balances                                    2,344.6                 2,322.0
Other investments                                                               339.4                   308.3
                                                                 ----------------------   ---------------------
                                                                             15,702.5                15,702.9
Available-for-sale debt and equity securities pledged
as collateral, at fair value                                                    252.2                   267.8
                                                                 ----------------------   ---------------------
Total investments                                                            15,954.7                15,970.7
Cash and cash equivalents                                                       345.7                   404.9
Accrued investment income                                                       225.9                   215.8
Receivables                                                                     235.4                   236.3
Deferred policy acquisition costs                                             1,781.8                 1,752.7
Deferred income taxes                                                            25.3                    20.1
Intangible assets                                                               230.1                   237.5
Goodwill                                                                        471.1                   471.1
Other assets                                                                    241.9                   244.7
Separate account assets                                                       9,679.6                 9,458.6
                                                                 ----------------------   ---------------------
Total assets                                                       $         29,191.5       $        29,012.4
                                                                 ======================   =====================

LIABILITIES:
Policy liabilities and accruals                                    $         13,598.2       $        13,533.4
Policyholder deposit funds                                                    2,127.2                 2,228.4
Indebtedness                                                                    627.7                   685.4
Other liabilities                                                               530.3                   522.0
Non-recourse collateralized obligations                                         334.8                   344.0
Separate account liabilities                                                  9,679.6                 9,458.6
                                                                 ----------------------   ---------------------
Total liabilities                                                            26,897.8                26,771.8
                                                                 ----------------------   ---------------------

MINORITY INTEREST:

Minority interest in net assets of subsidiaries                                   4.9                     4.5
                                                                 ----------------------   ---------------------

STOCKHOLDERS’ EQUITY:

Common stock, $0.01 par value, 125,372,695 and
      125,001,730 shares issued                                                   1.3                     1.3
Additional paid-in capital                                                    2,606.4                 2,600.3
Accumulated deficit                                                             (64.7)                 (111.3)
Accumulated other comprehensive income                                          (74.7)                  (74.7)
Treasury stock, at cost: 11,313,564 and 11,313,564 shares                      (179.5)                 (179.5)
                                                                 ----------------------   ---------------------
Total stockholders’ equity                                                    2,288.8                 2,236.1
                                                                 ----------------------   ---------------------
Total liabilities, minority interest and stockholders' equity      $         29,191.5       $        29,012.4
                                                                 ======================   =====================

                                                  - more -

The Phoenix Companies Inc....9

Consolidated Statement of Income (Unaudited)
Three Months Ended March 31, 2007 and 2006
(in millions)

                                                                                 Three Months
                                                                 ----------------------------------------------
                                                                          2007                   2006
                                                                 ----------------------   ---------------------
REVENUES:
Premiums                                                           $            194.7       $           207.5
Insurance and investment product fees                                           156.9                   139.1
Broker-dealer commission and distribution fees                                    9.3                     7.3
Investment income, net of expenses                                              278.0                   251.2
Net realized investment gains                                                    24.5                    33.2
                                                                 ----------------------   ---------------------
Total revenues                                                                  663.4                   638.3
                                                                 ----------------------   ---------------------

BENEFITS AND EXPENSES:
Policy benefits, excluding policyholder dividends                               317.3                   333.9
Policyholder dividends                                                          103.8                   106.8
Policy acquisition cost amortization                                             43.5                    30.0
Intangible asset amortization                                                     7.6                     8.0
Intangible asset impairments                                                      -                      32.5
Interest expense on indebtedness                                                  9.5                    12.4
Interest expense on non-recourse collateralized obligations                       4.0                     4.4
Other operating expenses                                                        105.5                   111.4
                                                                 ----------------------   ---------------------
Total benefits and expenses                                                     591.2                   639.4
                                                                 ----------------------   ---------------------

Income (loss) from continuing operations before income taxes
  and minority interest                                                          72.2                    (1.1)
Applicable income tax (benefit) expense                                          21.2                    (2.8)
                                                                 ----------------------   ---------------------
Income from continuing operations before minority interest                       51.0                     1.7
Minority interest in net income of consolidated subsidiaries                     (0.4)                    -
                                                                 ----------------------   ---------------------
Net income                                                         $             50.6       $             1.7
                                                                 ======================   =====================

                                                 - more -

The Phoenix Companies Inc....10

Consolidated Statement of Income (Unaudited)
Three Months Ended March 31, 2007 and 2006
(in millions)

                                                                                 Three Months
                                                                 ----------------------------------------------
                                                                         2007                   2006
Reconciliation of Operating Income to Net Income                 ----------------------   ---------------------
      Operating Income (loss)
      Life insurance                                               $             56.0       $            32.6
      Annuities                                                                   6.9                     5.7
                                                                 ----------------------   ---------------------
      Life and annuity segment                                                   62.9                    38.3
      Asset management segment                                                    0.6                   (34.6)
      Corporate and other                                                        (8.0)                  (17.4)
                                                                 ----------------------   ---------------------
      Total Operating income, before income taxes                                55.5                   (13.7)
      Applicable income tax (benefit) expense                                    17.3                    (7.5)
                                                                 ----------------------   ---------------------
      Total Operating income (loss)                                              38.2                    (6.2)

      Realized investment gains, after income taxes and
        other offsets                                                            12.2                    11.4
      Realized gain (losses) from collateralized debt
        obligations                                                               0.2                    (1.0)
      Restructuring charges and other non-recurring items,
        net of income taxes                                                       -                      (2.5)
                                                                 ----------------------   ---------------------
      Net income                                                   $             50.6       $             1.7
                                                                 ======================   =====================

Reconciliation of Asset Management Operating Income to
  Earnings Before Income Taxes, Depreciation and Amortization
    (EBITDA) Asset Management Operating Income (loss)              $              0.6       $           (34.6)
      Adjustments for:
          Intangible asset amortization and impairments                           7.6                    40.5
          Depreciation                                                            0.2                     0.5
                                                                 ----------------------   ---------------------
      EBITDA                                                       $              8.4       $             6.4
                                                                 ======================   =====================

      Note: For additional information, see our financial supplement at phoenixwm.com.

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